Exhibit 99.1

Second Quarter 2017
Earnings Release and Supplemental Information

DuPont Fabros Technology Employees

DuPont Fabros Technology, Inc. 401 9th Street, NW, Suite 600 Washington, D.C. 20004 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts:
	Jeffrey H. Foster Chief Financial Officer jfoster@dft.com (202) 478-2333	Steven Rubis Vice President, Investor Relations srubis@dft.com (202) 478-2330

Second Quarter 2017 Results

Table of Contents
Earnings Release	1-5
Consolidated Statements of Operations	6
Reconciliations of Net Income to NAREIT FFO, Normalized FFO and AFFO	7
Consolidated Balance Sheets	8
Consolidated Statements of Cash Flows	9
Operating Properties	10
Lease Expirations	11
Leasing Statistics	12
Top Customers	13
Same Store Analysis	14-15
Development Projects	16
Debt Summary and Debt Principal Repayments	17
Selected Unsecured Debt Metrics and Capital Structure	18
Common Share and OP Unit Weighted Average Amounts Outstanding	19

Note: This press release supplement contains certain non-GAAP financial measures that we believe are helpful in understanding our business, as further discussed within this press release supplement. These financial measures, which include NAREIT Funds From Operations, Normalized Funds From Operations, Adjusted Funds From Operations, Net Operating Income, Cash Net Operating Income, NAREIT Funds From Operations per share and Normalized Funds From Operations per share, should not be considered as an alternative to net income, operating income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS
DUPONT FABROS TECHNOLOGY, INC. REPORTS SECOND QUARTER 2017 RESULTS
Double Digit Normalized FFO per share and AFFO growth

WASHINGTON, DC, - July 27, 2017 - DuPont Fabros Technology, Inc. (NYSE: DFT) announces results for the quarter ended June 30, 2017. All per share results are reported on a fully diluted basis.
Highlights

•
As of July 27, 2017, our operating portfolio was 98% leased and commenced as measured by critical load (in megawatts, or "MW") and computer room square feet ("CRSF"), and 48% of the MW under development have been pre-leased.

•	Second Quarter 2017 Highlights:

•	Double digit growth rates versus prior year quarter:

▪	Normalized Funds from Operations ("FFO") per share: +22%

▪	Adjusted FFO ("AFFO"): +27%

•	Placed ACC9 Phase I, totaling 14.40 MW and 90,000 CRSF, into service 70% leased.

•	As disclosed in our first quarter 2017 earnings release:

▪	Executed three pre-leases totaling 28.80 MW and 161,822 CRSF in our ACC9 and CH3 data centers, with a weighted average lease term of 8.5 years.

▪	Commenced development of ACC10 Phase I in Ashburn, Virginia, comprising 15.00 MW and 91,000 CRSF, with expected delivery in the second quarter of 2018.

▪	Commenced development of CH3 Phase II, comprising 12.80 MW and 89,000 CRSF, with expected delivery in the second quarter of 2018.

•	Third Quarter 2017 Highlights to date:

•	Extended the terms of two leases totaling 3.47 MW and 18,116 CRSF by 5.0 years each.
Agreement to Merge with Digital Realty
On June 9, 2017, we and Digital Realty Trust, Inc. (“DLR”) announced that DFT and our OP and DLR, Digital Realty Trust, L.P., DLR’s operating partnership ("DLR OP"), and three other DLR subsidiaries entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement:

•	DFT will be merged with and into a DLR merger subsidiary and become a wholly-owned subsidiary of DLR; and

•	another DLR merger subsidiary will be merged with and into our OP, and our OP will become a subsidiary of DLR.

The consummation of the mergers are subject to certain customary closing conditions. Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the mergers:

•	each share of DFT's common stock will be converted into the right to receive 0.545 shares of DLR common stock;

•
each common unit of partnership interests in the OP will be converted into the right to receive 0.545 common units in the DLR OP, or, in the alternative, each unit holder may elect to redeem his or her units and receive 0.545 shares of DLR common stock for each unit; and

•
each share of DFT's 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock will be converted into the right to receive one share of a newly designated class of preferred stock of DLR, which will have substantially similar rights, privileges, preferences and interests as DFT's 6.625% Series C Preferred Stock.

Second Quarter 2017 Results
For the quarter ended June 30, 2017, earnings were $0.38 per share compared to $0.49 per share in the second quarter of 2016. The decrease in earnings per share was primarily due to:

•	Costs incurred in the second quarter of 2017 of $0.08 per share associated with the pending merger with DLR,

•	Gain on the sale of the NJ1 data center of $0.23 per share in the second quarter of 2016, partially offset by

•	Write-off of issuance costs in the second quarter of 2016 associated with the redemption of preferred shares of $0.10 per share and

•	Severance costs and equity accelerations for the NJ1 employees in the second quarter of 2016 totaling $0.01 per share.
Excluding these items, earnings increased $0.09 per share, or 24%, year over year, which was primarily due to new leases that commenced and lower preferred stock dividends. For the quarter ended June 30, 2017, revenues were $140.7 million, an increase of 9%, or $12.2 million, over the second quarter of 2016. The increase in revenues was primarily due to new leases commencing, partially offset by lower à la carte project revenue.
For the quarter ended June 30, 2017, NAREIT FFO was $0.70 per share compared to $0.53 per share for the prior year quarter. NAREIT FFO for the second quarter of 2017 included $0.08 per share of merger costs and, for the second quarter of 2016, included $0.10 per share of issuance costs associated with redeemed preferred shares and $0.01 of severance expense and equity acceleration associated with the sale of the NJ1 data center. The increase of $0.17 per share of NAREIT FFO is due to the items discussed above and below.
Normalized FFO for the quarter ended June 30, 2017 was $0.78 per share compared to $0.64 per share for the second quarter of 2016. Normalized FFO increased $0.14 per share, or 22%, from the prior year quarter primarily due to the following:

•	Increased operating income, excluding depreciation of $0.10 per share, primarily due to new leases commencing and

•	Lower preferred stock dividends of $0.04 per share due to fewer preferred shares outstanding and a lower dividend rate.
First Half 2017 Results
For the six months ended June 30, 2017, earnings were $0.83 per share compared to $0.86 per share in the prior year period. The decrease in earnings per share was primarily due to:

•	Costs incurred in the second quarter of 2017 of $0.08 per share associated with the pending merger with DLR,

•	Gain on the sale of the NJ1 data center of $0.23 per share in the second quarter of 2016, partially offset by

•	Write-off of issuance costs in the second quarter of 2016 associated with the redemption of preferred shares of $0.10 per share and

•
Severance costs and equity accelerations for the Chief Revenue Officer in the first quarter of 2017 and for the NJ1 employees in the second quarter of 2016, each totaling $0.01 per share for each period.

Excluding these items, earnings increased $0.18 per share, or 24%, year over year, which was primarily due to new leases that commenced and lower preferred stock dividends. For the six months ended June 30, 2017, revenues were $280.2 million, an increase of 11%, or $27.5 million, over the first half of 2016. The increase in revenues was primarily due to new leases commencing, partially offset by lower à la carte project revenue.
For the six months ended June 30, 2017, NAREIT FFO was $1.46 per share compared to $1.19 per share for the prior year period. NAREIT FFO for 2017 included $0.08 per share of merger costs and $0.01 per share of severance expense and equity acceleration associated with the departure of our Chief Revenue Officer and for 2016 included $0.10 per share of issuance costs associated with redeemed preferred shares and $0.01 of severance expense and equity acceleration associated with the sale of the NJ1 data center. The increase of $0.27 per share of NAREIT FFO is due to the items discussed above and below.
Normalized FFO for the six months ended June 30, 2017 was $1.55 per share compared to $1.31 per share for the prior year period. Normalized FFO increased $0.24 per share, or 18%, from the prior year period primarily due to the following:

•	Increased operating income, excluding depreciation of $0.21 per share, primarily due to new leases commencing and

•	Lower preferred stock dividends of $0.08 per share due to fewer preferred shares outstanding and a lower dividend rate, partially offset by

•	$0.05 per share from the issuance of common equity in the first quarter of 2016.
Portfolio Update
During the second quarter 2017, we:

•	Executed three pre-leases totaling 28.80 MW and 161,822 CRSF:

•
One pre-lease was for the entire CH3 Phase I, comprising 14.40 MW and 71,506 CRSF. This lease is expected to commence in the first quarter of 2018 when CH3 Phase I is placed into service. CH3 Phase I is now 100% pre-leased with respect to both critical load and CRSF.

•	One pre-lease was for 7.20 MW and 45,158 CRSF in ACC9 Phase I. This pre-lease commenced on June 1, 2017, and ACC9 Phase I is 70% leased on critical load and CRSF.

•
One pre-lease was for 7.20 MW and 45,158 CRSF in ACC9 Phase II. This pre-lease is expected to commence in the third quarter of 2017 when ACC9 Phase II is placed into service. ACC9 Phase II is now 50% pre-leased on both critical load and CRSF.

Subsequent to the second quarter 2017, we:

•	Extended the terms of two leases totaling 3.47 MW and 18,116 CRSF.

•
One lease at ACC6 totaling 2.17 MW and 9,966 CRSF was extended by 5.0 years. Cash base rent will increase by 3.0% when the extension period begins on July 1, 2018 and GAAP base rent will increase by 10.5% immediately.

•
One lease at CH1 totaling 1.30 MW and 8,150 CRSF was extended by 5.0 years. Cash base rent will increase by 3.0% when the extension period begins on July 1, 2018 and GAAP base rent will increase by 10.5% immediately.

Year to date, we:

•
Executed six new leases (including lease amendments and pre-leases), with a weighted average lease term of 8.1 years, totaling 34.42 MW and 200,765 CRSF, which are expected to generate approximately $36.7 million of annualized GAAP base rent revenue, which is equivalent to a GAAP rate of $89 per kW per month. These leases are expected to generate approximately $46.4 million of GAAP annualized revenue, which includes estimated amounts of operating expense recoveries, net of recovery of metered power, which results in a GAAP rate of $112 per kW per month.

•
Extended the terms of two leases totaling 3.47 MW by 5.0 years. On a weighted average basis, cash base rents will increase 3.0% when the extension periods begin and GAAP base rents increased 10.5% immediately. The average GAAP base rent rate related to these extensions was $128 per kW per month and, including operating expense recoveries, was $154 per kW per month.

•	Commenced six leases totaling 20.25 MW and 123,501 CRSF.
Development Update
Below is a summary of our projects currently under development:

Data Center Phase	Critical Load Capacity (MW)	Anticipated Placed in Service Date	Percentage Pre-Leased CRSF / Critical Load
SC1 Phase III	16.0	Q3 2017	100% / 100%
ACC9 Phase II	14.4	Q3 2017	50% / 50%
TOR1 Phase IA	6.0	Q4 2017	—
CH3 Phase I	14.4	Q1 2018	100% / 100%
CH3 Phase II	12.8	Q2 2018	—
ACC10 Phase I	15.0	Q2 2018	—
	78.6
Balance Sheet and Liquidity
As of July 27, 2017, we had $423.5 million in borrowings under our revolving credit facility, leaving $326.5 million available for additional borrowings.
In order to provide liquidity through the outside merger closing date of November 15, 2017, we have obtained a 364-day bridge loan commitment of $200 million from Goldman Sachs Bank USA. As of July 27, 2017, there are no borrowings under this bridge loan commitment.
Dividend
Our second quarter 2017 dividend of $0.50 per share was paid on July 17, 2017 to shareholders of record as of July 3, 2017. The anticipated 2017 annualized dividend of $2.00 per share represents a yield of approximately 3.3% based on our current stock price.
Guidance
We are no longer giving guidance due to the pending merger with Digital Realty Trust.

About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's 12 data centers are located in three major U.S. markets, which total 3.5 million gross square feet and 301.5 megawatts of available critical load to power the servers and computing equipment of its customers. The Company is in the process of expanding into two new markets. DuPont Fabros Technology, Inc., a real estate investment trust (REIT), is headquartered in Washington, DC.  For more information, please visit www.dft.com.
Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. We face many risks that could cause our actual performance to differ materially from the results contemplated by our forward-looking statements, including, without limitation, the risk that the proposed merger with DLR will not be consummated, the risks related to the leasing of available space to third-party customers, including delays in executing new leases, failure to negotiate leases on terms that will enable us to achieve our expected returns and declines in rental rates at new and existing facilities, risks related to the collection of accounts and notes receivable, the risk that we may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with the acquisition of development sites, construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that we will not declare and pay dividends as anticipated for future periods and the risk that we may not be able to maintain our qualification as a REIT for federal tax purposes. The periodic reports that we file with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2016 and the quarterly report on Form 10-Q for the quarter ended March 31, 2017 contain detailed descriptions of these and many other risks to which we are subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, our actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by our forward-looking statements. The information set forth in this news release represents our expectations and intentions only as of the date of this press release. We assume no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues:
Base rent	$92,931	$83,362	$184,199	$165,895
Recoveries from tenants	46,073	41,695	91,368	80,389
Other revenues	1,706	3,481	4,627	6,403
Total revenues	140,710	128,538	280,194	252,687
Expenses:
Property operating costs	41,472	37,933	81,663	73,888
Real estate taxes and insurance	5,029	5,840	10,039	11,156
Depreciation and amortization	28,948	26,323	57,155	52,166
General and administrative	6,276	5,274	13,088	10,849
Transaction expenses	7,128	—	7,128	—
Other expenses	1,307	3,193	4,012	5,542
Total expenses	90,160	78,563	173,085	153,601
Operating income	50,550	49,975	107,109	99,086
Interest:
Expense incurred	(11,793)	(11,563)	(23,252)	(23,132)
Amortization of deferred financing costs	(794)	(919)	(1,619)	(1,764)
Gain on sale of real estate	—	23,064	—	23,064
Net income	37,963	60,557	82,238	97,254
Net income attributable to redeemable noncontrolling interests – operating partnership	(4,506)	(7,467)	(10,218)	(12,945)
Net income attributable to controlling interests	33,457	53,090	72,020	84,309
Preferred stock dividends	(3,333)	(6,964)	(6,666)	(13,775)
Issuance costs associated with redeemed preferred stock	—	(8,827)	—	(8,827)
Net income attributable to common shares	$30,124	$37,299	$65,354	$61,707
Earnings per share – basic:
Net income attributable to common shares	$0.39	$0.50	$0.84	$0.87
Weighted average common shares outstanding	77,486,297	74,370,577	77,080,615	70,661,406
Earnings per share – diluted:
Net income attributable to common shares	$0.38	$0.49	$0.83	$0.86
Weighted average common shares outstanding	78,487,973	75,231,634	78,071,944	71,518,495
Dividends declared per common share	$0.50	$0.47	$1.00	$0.94

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO NAREIT FFO, NORMALIZED FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income	$37,963	$60,557	$82,238	$97,254
Depreciation and amortization	28,948	26,323	57,155	52,166
Less: Non-real estate depreciation and amortization	(231)	(200)	(435)	(394)
Gain on sale of real estate	—	(23,064)	—	(23,064)
NAREIT FFO	66,680	63,616	138,958	125,962
Preferred stock dividends	(3,333)	(6,964)	(6,666)	(13,775)
Issuance costs associated with redeemed preferred shares	—	(8,827)	—	(8,827)
NAREIT FFO attributable to common shares and common units	63,347	47,825	132,292	103,360
Transaction expenses	7,128	—	7,128	—
Severance expense and equity acceleration	—	891	532	891
Issuance costs associated with redeemed preferred shares	—	8,827	—	8,827
Normalized FFO attributable to common shares and common units	70,475	57,543	139,952	113,078
Straight-line revenues, net of reserve	741	696	2,459	(1,041)
Amortization and write-off of lease contracts above and below market value	(94)	(106)	(365)	(222)
Compensation paid with Company common shares	2,198	1,521	4,570	3,290
Non-real estate depreciation and amortization	231	200	435	394
Amortization of deferred financing costs	794	919	1,619	1,764
Improvements to real estate	(232)	(999)	(418)	(3,098)
Capitalized leasing commissions	(614)	(1,839)	(890)	(3,450)
AFFO attributable to common shares and common units	$73,499	$57,935	$147,362	$110,715
NAREIT FFO attributable to common shares and common units per share – diluted	$0.70	$0.53	$1.46	$1.19
Normalized FFO attributable to common shares and common units per share – diluted	$0.78	$0.64	$1.55	$1.31
Weighted average common shares and common units outstanding – diluted	90,303,991	89,985,913	90,307,954	86,520,893

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We also present FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.
We present FFO with adjustments to arrive at Normalized FFO. Normalized FFO is FFO attributable to common shares and units excluding transaction expenses, severance expense and equity accelerations, gain or loss on early extinguishment of debt, gain or loss on derivative instruments and write-offs of original issuance costs for redeemed preferred shares. We also present FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is Normalized FFO excluding straight-line revenue, compensation paid with Company common shares, below market lease amortization and write-offs net of above market lease amortization and write-offs, non-real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. We use AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Income producing property:
Land	$107,539	$105,890
Buildings and improvements	3,141,102	3,018,361
	3,248,641	3,124,251
Less: accumulated depreciation	(716,719)	(662,183)
Net income producing property	2,531,922	2,462,068
Construction in progress and property held for development	551,258	330,983
Net real estate	3,083,180	2,793,051
Cash and cash equivalents	31,125	38,624
Rents and other receivables, net	9,422	11,533
Deferred rent, net	120,599	123,058
Deferred costs, net	23,673	25,776
Prepaid expenses and other assets	48,467	46,422
Total assets	$3,316,466	$3,038,464
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$335,997	$50,926
Mortgage notes payable, net of deferred financing costs	107,175	110,733
Unsecured term loan, net of deferred financing costs	249,143	249,036
Unsecured notes payable, net of discount and deferred financing costs	838,461	837,323
Accounts payable and accrued liabilities	39,426	36,909
Construction costs payable	74,795	56,428
Accrued interest payable	11,515	11,592
Dividend and distribution payable	46,431	46,352
Prepaid rents and other liabilities	67,629	81,062
Total liabilities	1,770,572	1,480,361
Redeemable noncontrolling interests – operating partnership	714,494	591,101
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series C cumulative redeemable perpetual preferred stock, 8,050,000 shares issued and outstanding at June 30, 2017 and December 31, 2016	201,250	201,250
Common stock, $.001 par value, 250,000,000 shares authorized, 77,845,588 shares issued and outstanding at June 30, 2017 and 75,914,763 shares issued and outstanding at December 31, 2016	78	76
Additional paid in capital	631,022	766,732
Retained earnings	—	—
Accumulated other comprehensive loss	(950)	(1,056)
Total stockholders’ equity	831,400	967,002
Total liabilities and stockholders’ equity	$3,316,466	$3,038,464

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six months ended June 30,
	2017	2016
Cash flow from operating activities
Net income	$82,238	$97,254
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	57,155	52,166
Gain on sale of real estate	—	(23,064)
Straight-line revenues, net of reserve	2,459	(1,041)
Amortization of deferred financing costs	1,619	1,764
Amortization and write-off of lease contracts above and below market value	(365)	(222)
Compensation paid with Company common shares	4,734	3,290
Changes in operating assets and liabilities
Rents and other receivables	2,111	192
Deferred costs	(891)	(3,465)
Prepaid expenses and other assets	(1,328)	1,750
Accounts payable and accrued liabilities	2,130	27
Accrued interest payable	(82)	189
Prepaid rents and other liabilities	(12,437)	(4,399)
Net cash provided by operating activities	137,343	124,441
Cash flow from investing activities
Net proceeds from sale of real estate	—	123,545
Investments in real estate – development	(301,504)	(101,867)
Acquisition of real estate	(12,250)	—
Acquisition of real estate – related party	—	(20,168)
Interest capitalized for real estate under development	(8,895)	(6,118)
Improvements to real estate	(418)	(3,098)
Additions to non-real estate property	(196)	(426)
Net cash used in investing activities	(323,263)	(8,132)
Cash flow from financing activities
Line of credit:
Proceeds	282,432	60,000
Repayments	—	(60,000)
Mortgage notes payable:
Repayments	(3,750)	(1,250)
Payments of financing costs	(110)	(96)
Issuance of common stock, net of offering costs	—	275,720
Issuance of preferred stock, net of offering costs	—	194,502
Redemption of preferred stock	—	(251,250)
Equity compensation (payments) proceeds	(4,041)	8,285
Dividends and distributions:
Common shares	(76,857)	(66,048)
Preferred shares	(6,666)	(16,288)
Redeemable noncontrolling interests – operating partnership	(12,587)	(14,078)
Net cash provided by financing activities	178,421	129,497
Net (decrease) increase in cash and cash equivalents	(7,499)	245,806
Cash and cash equivalents, beginning of period	38,624	31,230
Cash and cash equivalents, ending of period	$31,125	$277,036
Supplemental information:
Cash paid for interest, net of amounts capitalized	$23,331	$23,101
Deferred financing costs capitalized for real estate under development	$635	$364
Construction costs payable capitalized for real estate under development	$74,795	$26,914
Redemption of operating partnership units	$77,894	$49,468
Adjustments to redeemable noncontrolling interests – operating partnership	$202,734	$227,425

DUPONT FABROS TECHNOLOGY, INC.
Operating Properties
As of July 1, 2017

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Computer Room Square Feet ("CRSF") (2)	CRSF % Leased (3)	CRSF % Commenced (4)	Critical Load MW (5)	Critical Load % Leased (3)	Critical Load % Commenced (4)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	100%	100%	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	100%	100%	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	100%	100%	36.4	97%	97%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	99%	99%	36.4	100%	100%
ACC6	Ashburn, VA	2011-2013	262,000	130,000	100%	100%	26.0	100%	100%
ACC7	Ashburn, VA	2014-2016	446,000	238,000	100%	100%	41.6	100%	100%
CH1	Elk Grove Village, IL	2008-2012	485,000	231,000	100%	100%	36.4	100%	100%
CH2	Elk Grove Village, IL	2015-2016	328,000	158,000	100%	100%	26.8	100%	100%
SC1 Phases I-II	Santa Clara, CA	2011-2015	360,000	173,000	100%	100%	36.6	100%	100%
VA3	Reston, VA	2003	256,000	147,000	94%	94%	13.0	95%	95%
VA4	Bristow, VA	2005	230,000	90,000	100%	100%	9.6	100%	100%
Subtotal – stabilized			3,308,000	1,648,000	99%	99%	287.1	99%	99%
Completed, not Stabilized
ACC9 Phase I	Ashburn, VA	2017	163,000	90,000	70%	70%	14.4	70%	70%
Subtotal – not stabilized			163,000	90,000	70%	70%	14.4	70%	70%
Total Operating Properties			3,471,000	1,738,000	98%	98%	301.5	98%	98%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers' computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers.

(3)
Percentage leased is expressed as a percentage of CRSF or critical load, as applicable, that is subject to an executed lease. Leases executed as of July 1, 2017 represent $399 million of base rent on a GAAP basis and $403 million of base rent on a cash basis over the next twelve months. Both amounts include $19 million of revenue from management fees over the next twelve months.

(4)	Percentage commenced is expressed as a percentage of CRSF or critical load, as applicable, where the lease has commenced under GAAP.

(5)
Critical load (also referred to as IT load or load used by customers' servers or related equipment) is the power available for exclusive use by customers expressed in terms of megawatt, or MW, or kilowatt, or kW (One MW is equal to 1,000 kW).

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of July 1, 2017

The following table sets forth a summary schedule of lease expirations at our operating properties for each of the ten calendar years beginning with 2017. The information set forth in the table below assumes that customers exercise no renewal options and takes into account customers’ early termination options in determining the life of their leases under GAAP.

Year of Lease Expiration	Number of Leases Expiring (1)	CRSF of Expiring Commenced Leases (in thousands) (2)	% of Leased CRSF	Total kW of Expiring Commenced Leases (2)	% of Leased kW	% of Annualized Base Rent (3)
2017 (4)	3	19	1.1%	3,846	1.3%	1.5%
2018	18	159	9.4%	29,981	10.1%	10.9%
2019	26	330	19.4%	57,404	19.4%	20.9%
2020	15	182	10.7%	31,754	10.7%	11.3%
2021	17	293	17.2%	51,514	17.4%	17.2%
2022	11	158	9.3%	27,389	9.3%	9.4%
2023	10	110	6.5%	16,772	5.7%	5.4%
2024	9	138	8.1%	23,479	7.9%	7.3%
2025	4	47	2.8%	7,750	2.6%	2.9%
2026	8	100	5.9%	17,334	5.9%	5.8%
After 2026	8	164	9.6%	28,244	9.7%	7.4%
Total	129	1,700	100%	295,467	100%	100%

(1)	Represents 33 customers with 129 lease expiration dates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases as of July 1, 2017.

(4)
A customer at ACC4 whose lease expires on July 31, 2017 has informed us that it does not intend to renew this lease. This lease is for 1.14 MW and 5,400 CRSF. Additionally, a customer at ACC6, whose lease expires on August 31, 2017, has informed us that it does not intend to renew this lease. This lease is for 0.54 MW and 2,523 CRSF. These leases total 0.9% of Annualized Base Rent. We are marketing these computer rooms for re-lease.

DUPONT FABROS TECHNOLOGY, INC.

Leasing Statistics - New Leases

Period	Number of Leases	Total CRSF Leased (1)	Total MW Leased (1)

Q2 2017	3	161,822	28.80
Q1 2017	3	38,943	5.62
Q4 2016	1	18,000	2.88
Q3 2016	2	16,319	2.42
Trailing Twelve Months	9	235,084	39.72

Q2 2016	4	72,657	12.52

Leasing Statistics - Renewals/Extensions

Period	Number of Renewals	Total CRSF Renewed (1)	Total MW Renewed (1)	GAAP Rent change (2)	Cash Rent Change (2)

Q2 2017	—	—	—	—%	—%
Q1 2017	—	—	—	—%	—%
Q4 2016	1	13,696	1.30	5.8%	4.0%
Q3 2016	2	16,400	3.41	1.2%	3.0%
Trailing Twelve Months	3	30,096	4.71

Q2 2016	4	21,526	2.72	3.5%	2.9%

(1)	CRSF is that portion of gross building area where customers locate their computer servers. One MW is equal to 1,000 kW.

(2)
GAAP rent change compares the change in annualized base rent before and after the renewal. Cash rent change compares cash base rent at renewal execution to cash base rent at the start of the renewal period.

Booked Not Billed
($ in thousands)
The following table outlines the incremental and annualized revenue excluding direct electric from leases that have been executed but have not been billed as of June 30, 2017.

	2017	2018	Total

Incremental Revenue	$15,155	$19,447
Annualized Revenue	$38,316	$20,206	$58,522

DUPONT FABROS TECHNOLOGY, INC.
Top 15 Customers
As of July 1, 2017

The following table presents our top 15 customers based on annualized monthly contractual base rent at our operating properties as of July 1, 2017:

	Customer	Number of Buildings	Number of Markets	Average Remaining Term	% of Annualized Base Rent (1)
1	Microsoft	10	3	6.0	25.4%
2	Facebook	4	1	3.6	20.9%
3	Fortune 25 Investment Grade-Rated Company	4	3	4.5	12.6%
4	Rackspace	3	2	8.1	8.7%
5	Fortune 500 leading Software as a Service (SaaS) Provider, Not Rated	4	2	6.7	7.9%
6	Yahoo! (2)	1	1	1.2	4.0%
7	Server Central	1	1	4.1	2.4%
8	Fortune 50 Investment Grade-Rated Company	2	1	3.4	2.0%
9	Dropbox	1	1	1.5	1.5%
10	IAC	1	1	1.8	1.5%
11	Symantec	2	1	2.0	1.3%
12	GoDaddy	1	1	9.3	1.1%
13	UBS	1	1	8.0	0.9%
14	Anexio	3	1	6.5	0.9%
15	Sanofi Aventis	2	1	4.0	0.8%
Total				5.2	91.9%

(1)	Annualized base rent represents monthly contractual base rent for commenced leases (defined as cash base rent before abatements) multiplied by 12 for commenced leases as of July 1, 2017.

(2)	Comprised of a lease at ACC4 that has been fully subleased to another DFT customer.

DUPONT FABROS TECHNOLOGY, INC.
Same Store Analysis
($ in thousands)

Same Store Properties	Three Months Ended					Six Months Ended
	30-Jun-17	30-Jun-16	% Change	31-Mar-17	% Change	30-Jun-17	30-Jun-16	% Change
Revenue:
Base rent	$91,799	$81,450	12.7%	$91,268	0.6%	$183,067	$161,019	13.7%
Recoveries from tenants	45,960	40,443	13.6%	45,295	1.5%	91,255	77,114	18.3%
Other revenues	631	470	34.3%	632	(0.2)%	1,263	907	39.3%
Total revenues	138,390	122,363	13.1%	137,195	0.9%	275,585	239,040	15.3%

Expenses:
Property operating costs	40,985	36,369	12.7%	40,191	2.0%	81,176	69,994	16.0%
Real estate taxes and insurance	4,917	4,963	(0.9)%	4,985	(1.4)%	9,902	9,188	7.8%
Other expenses	64	(41)	N/M	58	10.3%	122	73	67.1%
Total expenses	45,966	41,291	11.3%	45,234	1.6%	91,200	79,255	15.1%

Net operating income (1)	92,424	81,072	14.0%	91,961	0.5%	184,385	159,785	15.4%

Straight-line revenues, net of reserve	1,383	592	N/M	1,718	(19.5)%	3,101	(1,372)	N/M
Amortization and write-off of lease contracts above and below market value	(95)	(106)	(10.4)%	(271)	(64.9)%	(366)	(222)	64.9%

Cash net operating income (1)	$93,712	$81,558	14.9%	$93,408	0.3%	$187,120	$158,191	18.3%

Note: Same Store Properties represent those properties placed into service on or before January 1, 2016 and excludes ACC9. NJ1 is excluded as it was sold in June 2016.

Same Store, Same Capital Properties	Three Months Ended					Six Months Ended
	30-Jun-17	30-Jun-16	% Change	31-Mar-17	% Change	30-Jun-17	30-Jun-16	% Change
Revenue:
Base rent	$70,446	$69,913	0.8%	$70,875	(0.6)%	$141,321	$140,570	0.5%
Recoveries from tenants	38,508	36,991	4.1%	38,557	(0.1)%	77,065	71,602	7.6%
Other revenues	459	399	15.0%	471	(2.5)%	930	791	17.6%
Total revenues	109,413	107,303	2.0%	109,903	(0.4)%	219,316	212,963	3.0%

Expenses:
Property operating costs	34,402	32,673	5.3%	34,099	0.9%	68,501	63,948	7.1%
Real estate taxes and insurance	4,021	4,418	(9.0)%	4,127	(2.6)%	8,148	8,307	(1.9)%
Other expenses	24	(52)	N/M	20	20.0%	44	55	(20.0)%
Total expenses	38,447	37,039	3.8%	38,246	0.5%	76,693	72,310	6.1%

Net operating income (1)	70,966	70,264	1.0%	71,657	(1.0)%	142,623	140,653	1.4%

Straight-line revenues, net of reserve	4,146	3,076	34.8%	4,015	3.3%	8,161	3,946	N/M
Amortization and write-off of lease contracts above and below market value	(95)	(106)	(10.4)%	(271)	(64.9)%	(366)	(222)	64.9%

Cash net operating income (1)	$75,017	$73,234	2.4%	$75,401	(0.5)%	$150,418	$144,377	4.2%

Note: Same Store, Same Capital properties represent those properties placed into service on or before January 1, 2016 and have less than 10% of additional critical load developed after January 1, 2016. Excludes ACC9, ACC7 and CH2. NJ1 is also excluded as it was sold in June 2016.

(1) See next page for a reconciliation of Net Operating Income and Cash Net Operating Income to GAAP measures.

DUPONT FABROS TECHNOLOGY, INC.
Same Store Analysis - Reconciliations of Operating Income
to Net Operating Income and Cash Net Operating Income (1)
($ in thousands)

Reconciliation of Operating Income to Same Store Net Operating Income and Cash Net Operating Income

	Three Months Ended					Six Months Ended
	30-Jun-17	30-Jun-16	% Change	31-Mar-17	% Change	30-Jun-17	30-Jun-16	% Change
Operating income	$50,550	$49,975	1.2%	$56,559	(10.6)%	$107,109	$99,086	8.1%

Add-back: non-same store operating loss	13,684	5,318	N/M	7,239	N/M	20,923	9,999	N/M

Same Store:
Operating income	64,234	55,293	16.2%	63,798	0.7%	128,032	109,085	17.4%

Depreciation and amortization	28,190	25,779	9.4%	28,163	0.1%	56,353	50,700	11.1%

Net operating income	92,424	81,072	14.0%	91,961	0.5%	184,385	159,785	15.4%

Straight-line revenues, net of reserve	1,383	592	N/M	1,718	(19.5)%	3,101	(1,372)	N/M
Amortization and write-off of lease contracts above and below market value	(95)	(106)	(10.4)%	(271)	(64.9)%	(366)	(222)	64.9%

Cash net operating income	$93,712	$81,558	14.9%	$93,408	0.3%	$187,120	$158,191	18.3%

Reconciliation of Operating Income to Same Store, Same Capital Net Operating Income and Cash Net Operating Income

	Three Months Ended					Six Months Ended
	30-Jun-17	30-Jun-16	% Change	31-Mar-17	% Change	30-Jun-17	30-Jun-16	% Change
Operating income	$50,550	$49,975	1.2%	$56,559	(10.6)%	$107,109	$99,086	8.1%

Less: non-same store, same capital operating income	(2,307)	(2,455)	(6.0)%	(7,629)	(69.8)%	(9,936)	(3,855)	N/M

Same Store, Same Capital:
Operating income	48,243	47,520	1.5%	48,930	(1.4)%	97,173	95,231	2.0%

Depreciation and amortization	22,723	22,744	(0.1)%	22,727	—%	45,450	45,422	0.1%

Net operating income	70,966	70,264	1.0%	71,657	(1.0)%	142,623	140,653	1.4%

Straight-line revenues, net of reserve	4,146	3,076	34.8%	4,015	3.3%	8,161	3,946	N/M
Amortization and write-off of lease contracts above and below market value	(95)	(106)	(10.4)%	(271)	(64.9)%	(366)	(222)	64.9%

Cash net operating income	$75,017	$73,234	2.4%	$75,401	(0.5)%	$150,418	$144,377	4.2%
(1) Net Operating Income ("NOI") represents total revenues less property operating costs, real estate taxes and insurance, and other expenses (each as reflected in the consolidated statements of operations) for the properties included in the analysis. Cash Net Operating Income ("Cash NOI") is NOI less straight-line revenues, net of reserve and amortization of lease contracts above and below market value for the properties included in the analysis.
We use NOI and Cash NOI as supplemental performance measures because, in excluding depreciation and amortization, impairment charges on depreciable real estate assets and gains and losses from property dispositions, each provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. However, because NOI and Cash NOI exclude depreciation and amortization, impairment charges on depreciable real estate assets and gains and losses from property dispositions, and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of NOI and Cash NOI as a measure of our performance is limited.
Other REITs may not calculate NOI and Cash NOI in the same manner we do and, accordingly, our NOI and Cash NOI may not be comparable to the NOI and Cash NOI of other REITs. NOI and Cash NOI should not be considered as an alternative to operating income (as computed in accordance with GAAP).

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of June 30, 2017
($ in thousands)

Property	Property Location	Gross Building Area (1)	CRSF (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	CRSF % Pre- leased	Critical Load % Pre- leased

Current Development Projects
ACC9 Phase II	Ashburn, VA	163,000	90,000	14.4	$126,000 - $130,000	$114,699	50%	50%
ACC10 Phase I	Ashburn, VA	161,000	91,000	15.0	126,000 - 132,000	20,650	—%	—%
CH3 Phase I	Elk Grove Village, IL	153,000	71,000	14.4	138,000 - 142,000	61,203	100%	100%
CH3 Phase II	Elk Grove Village, IL	152,000	89,000	12.8	132,000 - 138,000	59,970	—%	—%
SC1 Phase III	Santa Clara, CA	111,000	60,000	16.0	166,000 - 168,000	148,983	100%	100%
TOR1 Phase IA	Vaughan, ON	104,000	35,000	6.0	63,000 - 69,000	45,627	—%	—%
		844,000	436,000	78.6	751,000 - 779,000	451,132
Future Development Projects/Phases
ACC10 Phase II	Ashburn, VA	128,000	72,000	12.0	49,000 - 53,000	10,302
TOR1 Phase IB/C	Vaughan, ON	210,000	78,000	14.5	93,000 - 99,000	27,319
TOR1 Phase II	Vaughan, ON	397,000	113,000	19.5	34,000 - 42,000	25,393
		735,000	263,000	46.0	176,000 - 194,000	63,014
Land Held for Development (6)
ACC8	Ashburn, VA	100,000	50,000	10.4		4,252
ACC11	Ashburn, VA	150,000	80,000	16.0		4,892
OR1	Hillsboro, OR	777,000	347,000	48.0		8,323
OR2	Hillsboro, OR	798,000	347,000	48.0		7,385
PHX1	Mesa, AZ	968,000	408,000	60.0		6,130
PHX2	Mesa, AZ	968,000	408,000	60.0		6,130
		3,761,000	1,640,000	242.4		37,112
Total		5,340,000	2,339,000	367.0		$551,258

(1)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers’ computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(3)
Critical load (also referred to as IT load or load used by customers’ servers or related equipment) is the power available for exclusive use by customers expressed in terms of MW or kW (1 MW is equal to 1,000 kW). The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(4)
Current development projects include land, capitalization for construction and development and capitalized interest and operating carrying costs, as applicable, upon completion. Future development projects/phases include land, shell and underground work through the opening of the phase(s) that are either under current development or in service.

(5)
Amount capitalized as of June 30, 2017. Future development projects/phases include land, shell and underground work through the opening of the phase(s) that are either under current development or in service.

(6)	Amounts listed for gross building area, CRSF and critical load are current estimates.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of June 30, 2017
($ in thousands)

	June 30, 2017
	Amounts (1)	% of Total	Rates	Maturities (years)
Secured	$107,500	7%	2.8%	0.7
Unsecured	1,435,997	93%	4.5%	4.3
Total	$1,543,497	100%	4.4%	4.1

Fixed Rate Debt:
Unsecured Notes due 2021	$600,000	39%	5.9%	4.2
Unsecured Notes due 2023 (2)	250,000	16%	5.6%	6.0
Fixed Rate Debt	850,000	55%	5.8%	4.7
Floating Rate Debt:
Unsecured Credit Facility	335,997	22%	2.7%	3.1
Unsecured Term Loan	250,000	16%	2.7%	4.6
ACC3 Term Loan	107,500	7%	2.8%	0.7
Floating Rate Debt	693,497	45%	2.7%	3.2
Total	$1,543,497	100%	4.4%	4.1

Note:	We capitalized interest and deferred financing cost amortization of $5.2 million and $9.5 million during the three and six months ended June 30, 2017, respectively.

(1)	Principal amounts exclude deferred financing costs.

(2)	Principal amount excludes original issue discount of $1.6 million as of June 30, 2017.

Debt Principal Repayments as of June 30, 2017
($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total (1)	% of Total	Rates
2017	—		5,000	(4)	5,000	0.3%	2.8%
2018	—		102,500	(4)	102,500	6.6%	2.8%
2019	—		—		—	—%	—%
2020	—		335,997	(5)	335,997	21.8%	2.7%
2021	600,000	(2)	—		600,000	38.9%	5.9%
2022	—		250,000	(6)	250,000	16.2%	2.7%
2023	250,000	(3)	—		250,000	16.2%	5.6%
Total	$850,000		$693,497		$1,543,497	100.0%	4.4%

(1)	Principal amounts exclude deferred financing costs.

(2)	The 5.875% Unsecured Notes due 2021 mature on September 15, 2021.

(3)	The 5.625% Unsecured Notes due 2023 mature on June 15, 2023. Principal amount excludes original issue discount of $1.6 million as of June 30, 2017.

(4)
The ACC3 Term Loan matures on March 27, 2018 with no extension option. Quarterly principal payments of $1.25 million began on April 1, 2016, increased to $2.5 million on April 1, 2017 and continue through maturity.

(5)	The Unsecured Credit Facility matures on July 25, 2020 with a one-year extension option.

(6)	The Unsecured Term Loan matures on January 21, 2022 with no extension option.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics(1)

	6/30/17	12/31/16
Interest Coverage Ratio (not less than 2.0)	4.9	5.4

Total Debt to Gross Asset Value (not to exceed 60%)	38.2%	34.0%

Secured Debt to Total Assets (not to exceed 40%)	2.7%	3.0%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	188%	231%

(1)	These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured notes. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of June 30, 2017
(in thousands except per share data)

Line of Credit				$335,997
Mortgage Notes Payable				107,500
Unsecured Term Loan				250,000
Unsecured Notes				850,000
Total Debt				1,543,497	21.4%
Common Shares	87%	77,846
Operating Partnership (“OP”) Units	13%	11,682
Total Shares and Units	100%	89,528
Common Share Price at June 30, 2017		$61.16
Common Share and OP Unit Capitalization			$5,475,532
Preferred Stock ($25 per share liquidation preference)			201,250
Total Equity				5,676,782	78.6%
Total Market Capitalization				$7,220,279	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q2 2017	Q2 2016	YTD 2Q 2017	YTD 2Q 2016
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	77,486,297	74,370,577	77,080,615	70,661,406
Effect of dilutive securities	1,001,676	861,057	991,329	857,089
Common Shares - diluted	78,487,973	75,231,634	78,071,944	71,518,495

Weighted Average Amounts Outstanding for FFO, Normalized FFO and AFFO Purposes:

Common Shares - basic	77,486,297	74,370,577	77,080,615	70,661,406
OP Units - basic	11,682,368	14,607,330	12,051,751	14,822,570
Total Common Shares and OP Units	89,168,665	88,977,907	89,132,366	85,483,976

Effect of dilutive securities	1,135,326	1,008,006	1,175,588	1,036,917
Common Shares and Units - diluted	90,303,991	89,985,913	90,307,954	86,520,893

Period Ending Amounts Outstanding:
Common Shares	77,845,588
OP Units	11,682,368
Total Common Shares and Units	89,527,956